Executive Employment Agreement

This EMPLOYMENT AGREEMENT is entered into by and between CEN Biotech Inc. a wholly owned subsidiary of Creative Edge Nutrition, Inc. (collectively referred to as the "Company"), and Bill Chaaban, the undersigned individual ("Executive").

RECITAL

The Company and Executive desire to enter into an Employment Agreement setting forth the terms and conditions of Executive's employment with the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree as follows:

1. Employment

(a) Term The Company hereby employs Executive to serve as Executive President and Chief Executive Officer. The term of employment shall be for a period of Five (5) years ("Employment Period") to commence on the date hereof, unless earlier terminated as set forth herein.

(b) Duties and Responsibilities Executive will be reporting to Chairman of the Board of Directors. Within the limitations established by the Bylaws of the Company, the Executive shall have each and all of the duties and responsibilities of that position and such other or different duties on behalf of the Company, as may be assigned from time to time by Chairman and Chief Executive Officer. The Executive will act in the capacity of Chief Executive Officer; with responsibilities in corporate and business development, corporate financing, strategic negotiations and contracting.

2. Compensation

(a) Base Salary Executive shall be paid a base salary ("Base Salary") at the annual rate of $1,200,000.00 payable in monthly installments consistent with Company's payroll practices. The annual Base Salary shall be reviewed on or before January 1 of each year, plus stock incentives of the public company of not more than 4.9% if fully reporting Bulletin board and not more than 9.9% if current pinksheets.

(b) Payment Payment of all compensation to Executive hereunder shall be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes.

(c) Bonus Executive shall also be entitled to a bonus determined as follows: 5% of Gross Revenue of the Company paid on a quarterly basis. Additionally, whether the company is voluntary or involuntary sold the employee shall receive a onetime 10% bonus of sale price of company. Upon the approval to become a Licensed Producer under the Marijuana for Medical Purposes Regulations (MMPR) from the municipality the Executive is due a 1 time special bonus of $2,000,000.

3. Other Employment Benefits

(a) Business Expenses Upon submission of itemized expense statements in the manner specified by the Company, Executive shall be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred by Executive in the performance of his duties under this Agreement.

(b) Benefit Plans Executive shall be entitled to participate in the Company's medical and dental plans, life and disability insurance plans and retirement plans pursuant to their terms and conditions. Executive shall be entitled to participate in any other benefit plan offered by the Company to its employees during the term of this Agreement (other than stock option or stock incentive plans, which are governed by Section 3(d) below). Nothing in this Agreement shall preclude the Company or any affiliate of the Company from terminating or amending any employee benefit plan or program from time to time.

(c) Vacation Executive shall be entitled to three weeks of vacation each year of full employment, exclusive of legal holidays, as long as the scheduling of Executive's vacation does not interfere with the Company's normal business operations.

(d) No Other Benefits Executive understands and acknowledges that the compensation specified in Sections 2 and 3 of this Agreement shall be in lieu of any and all other compensation, benefits and plans.

4. Executive's Business Activities Executive shall devote the substantial portion of his entire business time, attention and energy exclusively to the business and affairs of the Company and its affiliates, as its business and affairs now exist and as they hereafter may be changed. [Executive may serve as a member of the Board of Directors of other organizations that do not compete with the Company, and may participate in other professional, civic, governmental organizations and activities that do not materially affect his ability to carry out his duties hereunder.]

5. Termination of Employment

(a) Whether For Cause Notwithstanding anything herein to the contrary, the Company may terminate Executive employment hereunder for any reason. Upon termination the employment contract, the Executive must be paid for the remaining period of contract and the balance of the bonuses on a quarterly basis for the remaining balance of the term.

(b) Without Cause The Company may terminate Executive's employment hereunder at any time without cause, provided, however, that Executive shall be entitled to severance pay in the amount of Five (5) times Base Salary at time of termination in addition to accrued but unpaid Base Salary, commissions, bonuses, and accrued vacation, less deductions required by law. The Executive must be paid for the remaining period of contract and the balance of the bonuses on a quarterly basis for the remaining balance of the term.

(c) Resignation Upon termination of employment, Executive shall be deemed to have resigned from the Board of Directors of the Company.

(d) Cooperation After notice of termination, Executive shall cooperate with the Company, as reasonably requested by the Company, to effect a transition of Executive's responsibilities and to ensure that the Company is aware of all matters being handled by Executive.

6. Disability of Executive The Company may terminate this Agreement without liability if Executive shall be permanently prevented from properly performing his essential duties hereunder with reasonable accommodation by reason of illness or other physical or mental incapacity for a period of more than [120] consecutive days. Upon such termination, Executive shall be entitled to all accrued but unpaid Base Salary and vacation.

7. Death of Executive In the event of the death of Executive during the Employment Period, the Company's obligations hereunder shall automatically cease and terminate; provided, however, that within 15

days the Company shall pay to Executive's heirs or personal representatives Executive's Base Salary and accrued vacation accrued to the date of death.

8. Confidential Information Executive has executed a Confidential Information Agreement (the "Confidential Information Agreement"). The obligations under the Confidential Information Agreement shall survive termination of this Agreement for any reason.

9. Exclusive Employment During employment with the Company, Executive will not do anything to compete with the Company's present or contemplated business, nor will he or she plan or organize any competitive business activity. Executive will not during his employment or within one (1) year after it ends, without the Company's express written consent, directly or indirectly, solicit or encourage any employee, agent, independent contractor, supplier, customer, consultant or any other person or company to terminate or alter a relationship with the Company. Executive may conduct any other business that does not compete with the business of the Company.

10. Assignment and Transfer Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void. This Agreement shall inure to the benefit of, and be binding upon and enforceable by, any purchaser of substantially all of Company's assets, any corporate successor to Company or any assignee thereof.

11. No Inconsistent Obligations Executive is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with the Company. Executive will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others. Executive represents and warrants that he or she has returned all property and confidential information belonging to all prior employers.

12. Miscellaneous

(a) Attorneys' Fees Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to legal proceedings in connection with this Agreement or Executive's employment with the Company, the party or parties prevailing in such legal proceedings shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys' fees and costs in such legal proceedings from the non-prevailing party or parties; provided, however, that nothing herein is intended to affect the provisions of Section 12(l).

(b) Governing Law This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without regard to conflict of law principles.

(c) Entire Agreement This Agreement contains the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements, representations and warranties between them respecting the subject matter hereof.

(d) Amendment This Agreement may be amended only by a writing signed by Executive and by a duly authorized representative of the Company.

(e) Severability If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

(f) Construction The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Executive.

(g) Rights Cumulative The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether

pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

(h) No waiver No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an officer of the Company (other than Executive) or other person duly authorized by the Company.

(i) Remedy for Breach; Attorneys' Fees The parties hereto agree that, in the event of breach or threatened breach of any covenants of Executive, the damage or imminent damage to the value and the goodwill of the Company's business shall be inestimable, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that the Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any of such provisions by Executive, in addition to any other relief (including damages) available to the Company under this Agreement or under law. The prevailing party in any action instituted pursuant to this Agreement shall be entitled to recover from the other party its reasonable attorneys' fees and other expenses incurred in such action.

(j) Notices Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when sent

by certified or registered mail, with postage prepaid, to Executive's residence (as noted in the Company's records), or to the Company's principal office, as the case may be.

(k) Assistance in Litigation Executive shall, during and after termination of employment, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become a party; provided, however, that such assistance following termination shall be furnished at mutually agreeable times and for mutually agreeable compensation.

(l) Disputes Any controversy, claim or dispute arising out of or relating to this Agreement or the employment relationship, either during the existence of the employment relationship or afterwards, between the parties hereto, their assignees, their affiliates, their attorneys, or agents, shall be litigated solely in state or federal court in Indianapolis, Indiana. Each party (1) submits to the jurisdiction of such court, (2) waives the defense of an inconvenient forum, (3) agrees that valid consent to service may be made by mailing or delivery of such service to the Indiana Secretary of State (the "Agent") or to the party at the party's last known address, if personal service delivery can not be easily effected, and (4) authorizes and directs the Agent to accept such service in the event that personal service delivery can not easily be effected. EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth below.

Bill Chaaban
Executive
Date: 08/5/2013

Creative Edge Nutrition, Inc. (FITX.) ticker symbol
CEN Biotech Inc.

By:
Name: Bill Chaaban
Title: President and CEO
Date: 08/5/2013

Cen Biotech, Inc.
Wholly owned Subsidiary of Creative Edge Nutrition, Inc.
29235 STEPHENSON HIGHWAY STE 206
Madison Heights, MI 48071
www.CenergyNutrition.com

Addendum

The EMPLOYMENT AGREEMENT entered into by and between CEN BioTech Inc. (collectively referred to as the "Company"),on August 5, 2013 and Bill Chaaban, if the compensation and expenses per month under this agreement are not received, Chaaban shall have the right to convert, via a conversion notice as the employment agreement is considered a promissory note and the amount owed by company and shall convert amount owed to FITX shares at the current price of the stock.

Creative Edge Nutrition, Inc. (FITX.) ticker symbol
CEN Biotech Inc.

By:
Name: Bill Chaaban
Title: President and CEO
Date: 08/5/2013

Cen Biotech, Inc.
Wholly owned Subsidiary of Creative Edge Nutrition, Inc.
29235 STEPHENSON HIGHWAY STE 206
Madison Heights, MI 48071
www.CenergyNutrition.com

Addendum II

As of October 1, 2013 this contract is to be paid by Creative Edge Nutrition, Inc. and is no longer the responsibility by the wholly owned subsidiary CEN BIO Tech Inc.

Creative Edge Nutrition, Inc. (FITX) ticker symbol
CEN Biotech Inc,

By:
Name: Bill Chaaban
Title: President and CEO
Date: 10/1/2013

Cen Biotech, Inc.
Wholly owned Subsidiary of Creative Edge Nutrition, Inc.
29235 STEPHENSON HIGHWAY STE 206
Madison Heights, MI 48071
www.CenergyNutrition.com